UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) Of the Securities and Exchange Act Of 1934

October 20, 2004
Date of Report (Date of earliest event reported)

WATSON PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Nevada	0-20045	95-3872914
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

311 Bonnie Circle Corona, California		92880
(Address of principal executive offices)		(Zip Code)

(951) 493-5300

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06            Material Impairments.

In accordance with Financial Accounting Standards Board Statement No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“FAS 144”), the management of Watson Pharmaceuticals, Inc. (“Watson”) reevaluates the carrying value of identifiable intangible and long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying value may not be recoverable.  FAS 144 defines impairment as the condition that exists when the carrying amount of a long-lived asset exceeds its fair value.  An impairment loss is recognized only if the carrying amount of a long-lived asset is not recoverable and exceeds its fair value.

On September 30, 2004, Barr Pharmaceuticals, Inc. announced the approval and launch of an Abbreviated New Drug Application for a generic version of Watson’s branded oral contraceptive Tri-Norinyl®.  Upon Barr’s announcement, which constituted an event pursuant to FAS 144, Watson’s management adjusted estimated sales forecasts to reflect the new competition and reevaluated the carrying value of the Tri-Norinyl® intangible asset for impairment.

On October 15, 2004, the Company concluded that a material charge was required with respect to the intangible asset.  As a result, Watson will record a non-cash asset impairment charge of $46.1 million in the third quarter of 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 20, 2004	WATSON PHARMACEUTICALS, INC.

	By:	/s/ Charles P. Slacik
Charles P. Slacik
Executive Vice President and Chief Financial Officer